                                                                 EXHIBIT 10.14




                         ANTI-DILUTION RIGHTS AGREEMENT


       This Agreement is made and entered into this 8th day of October, 1996, by and between E HOLDINGS, INC. a Georgia corporation (hereinafter called the "Company"), and PHILLIP J. MARKERT (hereinafter called "Markert"), and its successors and assigns.

       WHEREAS, concurrently with the execution of this Agreement the Company has issued to Markert 30,000 shares (the "Shares") of the Class A Common Stock of the Company; and

       WHEREAS, Markert desires certain anti-dilution rights with respect to the Shares, all upon the terms and conditions more fully set out below; and

       WHEREAS, the Board of Directors of the Company has approved the issuance of the Shares and this Agreement;

       NOW, THEREFORE, the parties hereto agree as follows:

       1. Certain Other Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

       "Appraisal Procedure" means the following procedure for determining the Market Value of the Common Stock: (a) upon the need to determine the Market Value for purposes of Section 3 of this Agreement, the Company and Markert shall attempt to agree on a mutually acceptable Qualified Appraiser to value the Common Stock, and if such parties agree on a Qualified Appraiser within ten (10) days following the receipt of a demand to determine the Market Value, such Qualified Appraiser shall, on or before twenty (20) days following the date it is appointed, determine the Market Value of the Common Stock, and such determination shall be binding upon the Company and Markert; (b) in the event the Company and Markert are unable to agree upon a mutually acceptable Qualified Appraiser within ten (10) days following receipt of a demand to determine the Market Value, on the expiration of such ten (10) day period, the Company and Markert shall each appoint a Qualified Appraiser to value the Common Stock. Within twenty (20) days following the date they are appointed, the Qualified appraisers appointed by the Company and Markert shall determine the Market Value of the Common Stock. In the event the values determined by the Company's Qualified Appraiser and Markert's Qualified Appraiser are within five percent (5%) of each other, the Market Value for purposes of this Agreement shall be the average of the values determined by such appraisers and such determination shall be binding upon the Company and Markert. In the event such values differ by five percent (5%) or more, such appraisers shall in turn promptly appoint a third Qualified Appraiser who shall, with twenty (20) days following the date it is appointed, determine the Market Value of the Common Stock. The value which is the average of the lowest and the highest of the values determined by the three Qualified Appraisers shall be the Market Value of the Common Stock for purposes of this Agreement and shall be binding upon the Company and Markert. In the event either the Company or Markert fails to timely appoint a Qualified Appraiser, such failing party will be deemed to have waived its rights to appoint a Qualified Appraiser, and the Qualified Appraiser appointed by the other party shall determine the Market Value for purposes of this Agreement which determination shall be binding upon Markert and the Company. The costs of any mutually agreeable Qualified Appraiser referred to in (a) above and of the third Qualified Appraiser referred to in (b) above shall be paid equally by the Company and Markert. Markert shall pay all costs of the Qualified Appraiser appointed by Markert pursuant to (b) above and the Company shall pay all costs of the Qualified Appraiser so appointed by it.

       "Common Stock" means the Company's Class A Common Stock, without par value and Class B Common Stock, without par value.

       "Employee Options" means options to acquire, up to, but in no event in excess of 59,242 shares of Common Stock pursuant to the Company's stock option plan.

       "Fully Diluted Basis" means, with reference to outstanding Common Stock, the shares of Common Stock that would be outstanding assuming that all outstanding options, warrants and other rights to acquire common stock had been exercised (regardless of whether such rights are then exercisable) and all securities of the Company convertible into Common Stock had then been converted (regardless of whether such securities are then convertible) had been issued. Any reference in this Agreement to "holder(s) of outstanding Common Stock on a Fully Diluted Basis" or words of similar import shall be deemed to include holder(s) of outstanding options, warrants or similar rights to acquire Common Stock or securities convertible into Common Stock.

       "Holder" with respect to any security of a Person, shall mean the record or beneficial owner of such security.

       "Junior Lender" means Stratford Capital Partners, L.P., a Texas limited partnership which is licensed as a Small Business Investment Company under the Small Business Investment Act of 1954 (as amended), and its successors and assigns.

       "Junior Lender Warrants" means those warrants to purchase Common Stock issued to the Junior Lender pursuant to the Subordinate Loan and Warrant Agreement, dated as of the date hereof, between the Company and the Junior Lender.

       "Market Value" means, with respect to a share of Common Stock on any date herein specified, the fair market value of such share of Common Stock determined as of the last day of the month most recently ended prior to such date without giving effect to any discount for (a) a minority interest, (b) a lack of liquidity of such Common Stock, (c) the fact that such Common Stock is subject to this Agreement or the Shareholders' Agreement, or (d) the fact that such Common Stock is Class A Common Stock or Class B Common Stock. The Market Value shall be determined pursuant to the Appraisal Procedure.

       "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof and shall also mean the Company.

       "Qualified Appraiser" shall mean an investment banking firm of recognized national or regional standing other than Markert.

       "Senior Lender" means NationsBank, N.A. (South) and its successors and assigns.

       "Senior Lender Warrants" means those warrants to purchase Common Stock issued to the Senior Lender pursuant to the Warrant Agreement, dated as of the date hereof, between the Company and the Senior Lender.

       2. Restrictions on Transfer. Markert represents to the Company that he is acquiring the Shares for its own investment account and without a view to the subsequent public distribution of the Shares otherwise than pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Each certificate for Shares issued to Markert and any subsequent Holder which have not been sold to the public pursuant to an effective registration statement under the Securities Act or as to which the restrictions on transfer have not been removed as hereinafter provided, shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and may not be transferred in the absence of an effective registration statement as to such Shares or an exemption in fact from the registration requirements thereof. Prior to any proposed transfer of any Registrable Securities, except pursuant to an effective registration statement under the Securities Act, the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel experienced in federal securities laws matters and reasonably acceptable to the Company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder of such Registrable Securities shall be entitled to transfer such securities in accordance with the terms of its notice and such opinion. Restrictions imposed under this Section 2 upon the transferability of the Shares shall cease when

                    (a) a registration statement covering such Shares becomes effective under the Securities Act, or

                    (b) the Company receives from the Holder thereof an opinion of counsel experienced in federal securities laws matters, which counsel shall be reasonably acceptable to the Company, that such restrictions are no longer required in order to insure compliance with the Securities Act.

When such restrictions terminate, the Company shall issue new securities in the name of the Holder not bearing the legends required by this Section 2.

       3. Anti-Dilution Rights. The number of shares of Common Stock issued to Markert are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 3.

                    (a) In the event that the Company shall at any time after the date of this Agreement (i) issue any shares of Common Stock (other than shares issuable upon exercise of the Employee Options or the shares issuable upon exercise of the Junior Lender Warrants or the Senior Lender Warrants) without consideration or at a price per share less than the Market Value, or
(ii) issue options, rights or warrants to subscribe for or purchase such Common Stock (or securities convertible into such Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into such Common Stock) less than the Market Value immediately prior to such issuance, the number of shares of Common Stock issued to Markert shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock held by Markert immediately prior to the date of such issuance by a fraction, the numerator shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance plus the number of shares of such Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Market Value immediately prior to such issuance, and Markert shall pay an additional $10.00 in total consideration for the issuance of the additional shares required by this adjustment. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by a Qualified Appraiser reasonably acceptable to Markert (the cost of the engagement of said investment banking firm to be borne by the Company). Any shares of such Common Stock owned by or held for the account of the Company or any Subsidiary thereof shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the number of shares of Common Stock to which Markert is entitled shall again be adjusted to be such number of share of Common Stock to which Markert is entitled if the date of such issuance had not been fixed.

                    (b) No adjustment in the number of shares of Common Stock issued to Markert shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one percent (.1%) in such number of Shares; provided that any adjustments which by reason of this Section 3(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest hundredth of one percent.

                    (c) If any question shall at any time arise with respect to the adjusted number of Shares, such question shall be determined by the independent firm of certified public accountants of recognized national standing selected by the Company and approved by Markert.

       4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder of the Shares.

       5. Notices. Notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered, or, if by U.S. mail, when deposited in a regularly maintained receptacle, by Certified First Class Mail, postage prepaid, addressed

                    (a) if to Markert, at the address shown on the stock or warrant transfer books of the Company unless Markert has advised the Company in writing of a different address as to which notices shall be sent under this Agreement, and

                    (b) if to the Company at Suite 1420, 3060 Peachtree Road, Atlanta, Georgia 30305, to the attention of the Chairman of the Board, or to such other address or to the attention of such other officer, as the Company shall have furnished to Markert.

       6. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any Holder of the Shares. This Agreement embodies the entire agreement and understanding between the Company and Markert and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Georgia. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 E HOLDINGS, INC.



                                 By: /s/ S. Bostic
                                     -----------------------------------------
                                     R. Steven Bostic, Chairman of the Board
Attest:

/s/ Douglas Chait
-----------------------------
Douglas Chait, Secretary             /s/ Phillip J. Markert
                                 ---------------------------------------------
                                     Phillip J. Markert